EXHIBIT 3.79
ARTICLES OF INCORPORATION
OF
CCS / SALT LAKE CITY, INC.
ARTICLE ONE
The name of the corporation is CCS/SALT LAKE CITY, INC.
ARTICLE TWO
The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Utah Business Corporation Act.
ARTICLE THREE
The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of no par value.
ARTICLE FOUR
The name and address of the incorporator is:
Kevin P. O’Hara
Bass, Berry & Sims
2700 First American Center
Nashville, TN 37238
ARTICLE FIVE
The street address of the its initial registered office is 50 West Broadway, Salt Lake City, Utah 84101. The name of the initial registered agent at such address is C T Corporation System.

/s/ Kevin P. O’Hara

Incorporator
The undersigned hereby accepts appointment as registered Agent for the above named corporation.

By:	[Illegible Signature]

Registered Agent

ARTICLES OF AMENDMENT
OF
CCS/SALT LAKE CITY, INC.
To the Division of Corporations and Commercial Code
State of Utah
Pursuant to the provisions of the Utah Revised Business Corporation Act, the corporation hereinafter named (the “Corporation”) does hereby adopt the following Articles of Amendment.
1.	The name of the corporation is CCS/Salt Lake City, Inc.

2.	Article One of the Articles of Incorporation of the corporation is hereby amended as to read as follows:

“The name of the corporation is Kids Behavioral Health of Utah, Inc.”

3.	The corporation has issued common shares. Only one class of stock is issued and authorized.

4.	The amendment herein provided for was adopted by the Board of Directors of the corporation by Unanimous Written Consent dated as of September 16, 2002.

5.	There are 1,000 common shares issued and outstanding; 1,000 voted for the amendment and 0 voted against. All shares were entitled to be cast for amendment and all the shares were represented by Unanimous Consent.

6.	The undersigned is the chairman of the Board of Directors of the corporation.
Executed on November 7, 2002.

By:	/s/ Bill R. Vickers
Bill R. Vickers
Title: Chairman of the Board

State of Utah DEPARTMENT OF COMMERCE Division of Corporations & Commercial Code

Articles of Amendment to Articles of Incorporation (Profit)
Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:
1. The name of the corporation is: KIDS BEHAVIORAL HEALTH OF UTAH, INC
2. The date the following amendment(s) was adopted: JANUARY 3, 2006
3. If changing the corporation name, the new name of the corporation is:
HHC UTAH, INC
4. The text of each amendment adopted (include attachment if additional space needed):
      ARTICLE ONE, THE NAME OF THE CORPORATION IS HHC UTAH, INC
     SEE ATTACHMENTS 1-3
5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself.
6. Indicate the manner in which the amendment(s) was adopted (mark only one):
☐	No shares have been issued or directors elected — Adopted by Incorporator(s)

☐	No shares have been issued but directors have been elected — Adopted by the board of directors

☐	Shares have been issued but shareholder action was not required — Adopted by the board of directors

☑	The number of votes cast for the amendments(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group — Adopted by the shareholders
7. Delayed effective date (if not to be effective upon filing)                                          (not to exceed 90 days)
Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:	/s/ David K. Meyercord	Title: DAVID K. MEYERCORD, EXEC VP
Dated this 3RD day of JANUARY, 2006

State of Utah DEPARTMENT OF COMMERCE Division of Corporations & Commercial Code

Articles of Amendment to Articles of Incorporation (Profit)
Pursuant to UCA §16-10a part 10, The individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporation for filing, and states as follows:
l. The name of the corporation is: HHC UTAH, INC
2. The date the following amendment(s) was adopted: JANUARY 4, 2006
3. If changing the corporation name, the new name of the corporation is:
KIDS BEHAVIORAL HEALTH OF UTAH, INC.
4. The text of each amendment adopted (include attachment if additional space needed):
     ARTICLE ONE, THE NAME OF THE CORPORATION IS KIDS BEHAVIORAL HEALTH OF UTAH, INC.
5. If providing for an exchange, reclassification or cancellation, of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
6. Indicate the manner in which the amendment(s) was adopted (mark only one):
☐	No shares have been issued or directors elected — Adopted by Incorporator(s)

☐	No shares have been issued but directors have been elected — Adopted by the board of directors

☐	Shares have been issued hut shareholder action was not required — Adopted by the board of directors

☑	The number of votes cast for the amendments(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group — Adopted by the shareholders
7. Delayed effective date (if not to be effective upon filing) (not to exceed 90 days)
Under penalties of perjury. I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:	/s/ David K. Meyercord	Title: DAVID K. MEYERCORD, EXEC VP
Dated this 4TH day of JANUARY, 2006